Exhibit 99.1

NEWS RELEASE

Cornerstone Building Brands Announces Divestiture of its
Coil Coatings Business for $500 Million,
Leverages Long-Term Supply Agreements for Growth

CARY, NC, April 10, 2022 - Cornerstone Building Brands, Inc. (NYSE: CNR) (“Cornerstone Building Brands” or the “Company”), the largest manufacturer of exterior building products in North America, announced today that it has entered into a definitive agreement to sell its coil coatings business to BlueScope Steel Limited (“BlueScope”) in an all-cash transaction for $500 million, subject to customary adjustments. The transaction includes products sold under the Metal Coaters and Metal Prep brands.

In connection with the transaction, BlueScope and the Company will enter into long-term supply agreements to secure continued supply of light gauge coil coating and painted hot roll steel at favorable service levels, reaffirming Cornerstone Building Brands as a preferred solutions provider for metal buildings and roofing.

“Our key value creation levers are integral to advancing our strategy towards profitable growth,” said Rose Lee, President and Chief Executive Officer. “As part of our expansive innovation engine lever, we look to partner with companies with complementary capabilities creating greater opportunities. We are excited to expand our relationship with BlueScope, who has been a customer and supplier of ours for many years and is well-positioned to take the coil coatings business even further. We will continue to focus on investing in our core growth markets and driving value through our primary selling channels.”

Under the terms of the agreement, the Company will sell seven manufacturing facilities and transfer approximately 570 employees from Cornerstone Building Brands to BlueScope.

Financial results for the coil coatings business are reported in the Company’s Commercial segment. For the twelve months ended December 31, 2021, the coil coatings business had net sales of approximately $214.9 million.

The transaction is expected to close in 2022, subject to customary closing conditions, including regulatory approvals.

Rothschild & Co served as the exclusive financial advisor, Sullivan & Cromwell LLP served as legal counsel, and Alvarez & Marsal Transaction Advisory Group, LLC served as accounting advisor to Cornerstone Building Brands for this transaction.

About Cornerstone Building Brands

Cornerstone Building Brands is the largest manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and repair and remodel markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems, and metal accessories. Cornerstone Building Brands’ broad, multichannel distribution platform and expansive national footprint includes more than 20,000 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and environmental, social and governance (ESG) responsibility are deeply embedded in our culture, and we are committed to contributing positively to the communities where we live, work and play. For more information, visit us at www.cornerstonebuildingbrands.com.

Investor Relations

Tina Beskid
Vice President, Finance and Investor Relations
1-866-419-0042
info@investors.cornerstonebuildingbrands.com

Forward-Looking Statements

Certain statements and information in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward- looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially include, but are not limited to: statements concerning our ability to satisfy the closing conditions of the transaction, including regulatory approvals; our ability to consummate the transaction on the anticipated timing, if at all; and other risks and uncertainties. In addition to these factors, we encourage you to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and other filings with the SEC, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements set forth in this document. The Company expressly disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

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